 As filed with the U.S. Securities and Exchange Commission on August 14, 2002

                                                  Registration No. 333-92044
                                                                   333-92044-01
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM F-3/A

                        (PRE-EFFECTIVE AMENDMENT No. 2

                                      to
                                   FORM F-3)
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

Petroleo Brasileiro S.A.--Petrobras     Petrobras International Finance Company
          (Exact name of each registrant as specified in its charter)

Brazilian Petroleum Corporation--Petrobras            Not Applicable
                (Translation of registrant's name into English)

     The Federative Republic of Brazil                Cayman Islands
                (Jurisdiction of incorporation or organization)

              Not Applicable                          Not Applicable
                    (I.R.S. employer identification number)

     Avenida Republica do Chile, 65     Anderson Square Building, P.O. Box 714
  20035-900--Rio de Janeiro--RJ, Brazil       George Town, Grand Cayman
            (55-21) 2534-4477                   Cayman Islands, B.W.I.
                                                  (55-21) 2534-1410
  (Address and telephone number of registrant's principal executive offices)

  Petroleo Brasileiro S.A.--Petrobras   Petroleo Brasileiro S.A.--Petrobras
   570 Lexington Avenue, 43rd Floor   1330 Avenue of the Americas, 16th Floor
          New York, NY 10022                  New York, NY 10019-5422
            (212) 829-1517                        (212) 829-1517
           (Name, address and telephone number of agent for service)

                                   Copy to:
                            Carmen Amalia Corrales
                      Cleary, Gottlieb, Steen & Hamilton
                               One Liberty Plaza
                              New York, NY 10006
                                (212) 225-2982

   Approximate date of commencement of proposed sale to the public: At such time (from time to time) after the effective date of this Registration Statement as agreed upon by the registrants and any underwriters or agents in light of market conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

================================================================================

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


                    Subject to Completion, Dated  . , 2002

PROSPECTUS

                                $8,000,000,000
                                     [LOGO]
                            PETROLEO BRASILEIRO S.A.
                                   PETROBRAS
                     Petroleo Brasileiro S.A. -- PETROBRAS
                (BRAZILIAN PETROLEUM CORPORATION -- PETROBRAS)

                          Debt Securities, Warrants,
                               Preferred Shares,
          Preferred Shares Represented by American Depositary Shares,
                                Common Shares,
           Common Shares Represented by American Depositary Shares,
                       Mandatory Convertible Securities,
                                Guarantees and
                          Standby Purchase Agreements
                                     [LOGO]
                            PETROBRAS INTERNATIONAL
                                FINANCE COMPANY
                    Petrobras International Finance Company

                 Debt Securities accompanied by Guarantees or
                          Standby Purchase Agreements

                               -----------------

    Petroleo Brasileiro S.A. -- Petrobras may offer from time to time debt securities, warrants, preferred shares, common shares and mandatory convertible securities guarantees and standby purchase agreements, and Petrobas International Finance Company may issue debt securities accompanied by guarantees or standby purchase agreements of Petrobras, with an aggregate offering price of up to $8,000,000,000 (or the equivalent amount in other currencies, currency units or composite securities). Petrobras may issue its common shares or preferred shares in the form of American depositary shares. An accompanying prospectus supplement will specify the terms of the securities.

    We may sell these securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents will be set forth in an accompanying prospectus supplement.

                               -----------------

    Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                               -----------------


                       Prospectus dated August 14, 2002.

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (which we refer to as the SEC) utilizing a "shelf" registration process. Under this shelf process, Petrobras may sell any combination of debt securities, warrants, preferred shares, common shares and securities mandatorily convertible into its preferred or common shares, and PIFCo may sell debt securities accompanied by guarantees or standby purchase agreements of Petrobras in one or more offerings. Any preferred shares or common shares of Petrobras, in one or more offerings, may be in the form of American depositary shares (which we refer to as ADSs) and evidenced by American depositary receipts (which we refer to as ADRs). From the sales of the debt securities, warrants, preferred shares, common shares, mandatory convertible securities and debt securities accompanied by guarantees and standby purchase agreements, we will receive an aggregate amount of up to $8,000,000,000 (which is the aggregate issue price of all securities issued).

    This prospectus, and the documents incorporated by reference in this prospectus, provide you with a general description of the debt securities, warrants, preferred shares, common shares, securities mandatorily convertible into our preferred or common shares, guarantees and standby purchase agreements that we may offer. Each time we offer securities pursuant to this prospectus, we will provide one or more prospectus supplements, attached to the front of this prospectus, that will contain specific information about the terms of those securities and their offering. The prospectus supplements may also add, update or change other information contained in this prospectus. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplements and the related exhibits filed with the SEC, together with the additional information described under the heading "Where You Can Find More Information".

                          FORWARD-LOOKING STATEMENTS

    Many statements made or incorporated by reference in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not based on historical facts and are not assurances of future results. Many of the forward-looking statements contained in this prospectus may be identified by the use of forward-looking words, such as "believe", "expect", "anticipate", "should", "planned", "estimate" and "potential", among others. We have made forward-looking statements that address, among other things, our:

   .   regional marketing and expansion strategy;

   .   drilling and other exploration activities;

   .   import and export activities;

   . projected and targeted capital expenditures and other costs, commitments and revenues;

   .   liquidity; and

   .   development of additional revenue sources.

    Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. These factors include:

   .   our ability to obtain financing;

   . general economic and business conditions, including crude oil and other commodity prices, refining margins and prevailing exchange rates;

   .   competition;

   . technical difficulties in the operation of our equipment and the provision of our services;

   .   changes in, or failure to comply with, governmental regulations;

   .   receipt of governmental approvals and licenses;

   .   business abilities and judgment of personnel;

   .   availability of qualified personnel;

   .   international and Brazilian political, economic and social developments;

   .   military operations, terrorist attacks, wars or embargoes; and

   .   the costs and availability of adequate insurance coverage.

    These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially from those expressed or forecast in any forward-looking statements as a result of a variety of factors, including those in "Risk Factors" set forth in supplements to this prospectus and in documents incorporated by reference in this prospectus.

    All forward-looking statements attributed to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement, and you should not place reliance on any forward-looking statement contained herein.

                              PETROBRAS AND PIFCO

    In this prospectus, unless the context otherwise requires, references to "Petrobras" means Petroleo Brasileiro S.A. and its consolidated subsidiaries taken as a whole and references to "PIFCo" means Petrobras International Finance Company and its consolidated subsidiaries taken as a whole. Terms such as "we", "us" and "our" generally refer to Petroleo Brasileiro S.A. and Petrobras International Finance Company, unless the context requires otherwise.

                                   Petrobras

    Petroleo Brasileiro S.A. is a mixed-capital company created pursuant to Law No. 2,004 (effective as of October 3, 1953).

    A mixed-capital company is a Brazilian corporation created by special law of which a majority of the voting capital must be owned by the Brazilian federal government, a state or a municipality. Petrobras is controlled by the Brazilian federal government, but its common and preferred shares are publicly traded.

    Petrobras is one of the world's largest integrated oil and gas companies, engaging in a broad range of oil and gas activities. Based upon its 2001 consolidated revenues, Petrobras is the largest corporation in Brazil and the third largest industrial corporation in Latin America. For the year ended December 31, 2001, Petrobras had sales of products and services of U.S.$34,145 million, net operating revenues of U.S.$24,549 million and net income of U.S.$3,491 million.

    Petrobras began operations in Brazil in 1954 as a wholly-owned government enterprise responsible for all hydrocarbon activities in Brazil. From that time until 1995, Petrobras had a government-granted monopoly for all crude oil and gas production, refining and distribution in Brazil. On November 9, 1995, the Brazilian Constitution was amended to authorize the Brazilian government to contract with any state or privately owned company to carry out the activities related to the upstream and downstream segments of the Brazilian oil and gas sector. This amendment eliminated Petrobras' effective monopoly.

    Petrobras engages in a broad range of activities, which cover the following segments of its operations:

   . exploration, development and production of crude oil and oil products in Brazil;

   . refining, transportation and marketing of crude oil, oil products and fuel alcohol, including investments in petrochemicals;

   .   distribution of oil products and fuel alcohol to end-users;

   . commercialization and transportation of natural gas produced in or imported into Brazil, including participation in natural gas distribution and transportation companies in Brazil and development of thermoelectric power projects and related power activities; and

   . international activities, including exploration and production, transportation, distribution and natural gas and power activities outside of Brazil.

    The crude oil and natural gas industry in Brazil has experienced significant reforms since the enactment of Law No. 9,478, or the Oil Law, on August 6, 1997, which established competition in Brazilian markets for crude oil, oil products and natural gas in order to benefit end-users. Effective January 2, 2002, the Brazilian government deregulated prices for crude oil and oil products. The gradual transformation of the oil and gas industry since 1997 has led to increased participation by international companies in Brazil across all segments of our business, both as Petrobras' competitors and as its partners.

    In conjunction with the reforms in the Brazilian energy industry, Petrobras has completed a reorganization designed to ensure its competitiveness and improved profitability in the evolving Brazilian energy markets. This reorganization included:

   . creation of functional business segments to improve information flow and decision-making;

   .   incorporation of rate-of-return hurdles for individual segments;

   . increased emphasis on integrated energy projects that allow it to competitively participate in all aspects of the energy value chain; and

   . amendment of its by-laws to enhance transparency and corporate efficiency.

    Petrobras' principal executive office is located at Avenida Republica do Chile, 65 20035-900 -- Rio de Janeiro -- RJ, Brazil, and its telephone number is (55-21) 2534 4477.

                                     PIFCo

    Petrobras International Finance Company is a Cayman Islands company established on September 24, 1997 as a wholly-owned subsidiary of Braspetro Oil Services Company, or Brasoil, a wholly-owned subsidiary of Petrobras Internacional S.A. (Braspetro). PIFCo was initially incorporated under the name Brasoil Finance Company, which was changed by special resolution of its shareholders to Petrobras International Finance Company on September 25, 1997. On January 14, 2000, the board of directors of Braspetro and Petrobras approved the transfer of 100% of its voting shares of PIFCo from Brasoil to Petrobras. Since April 1, 2000, PIFCo has operated as a wholly-owned subsidiary of Petrobras.

    PIFCo was incorporated in order to facilitate and finance the import of crude oil and oil products into Brazil. Accordingly, its primary purpose is to act as an intermediary between third-party oil suppliers and Petrobras by engaging in crude oil and oil product purchases from international suppliers and resales in U.S. dollars to Petrobras on a deferred payment basis, which resale price includes a premium to compensate PIFCo for its financing costs. PIFCo is generally able to obtain credit to finance purchases on the same terms granted to Petrobras, and it buys crude oil and oil products at the same price that suppliers would charge Petrobras directly. In strategic terms, Petrobras uses PIFCo to provide additional access to international capital markets in order to establish a comprehensive approach to its offshore trade and financing activities.

    In addition to its import business, PIFCo also engages in a number of non-core activities that are conducted by three wholly-owned subsidiaries incorporated in 2001:

   . Petrobras Netherlands B.V., or PNBV, a Dutch company, incorporated to engage in leasing activities of primarily offshore exploration and production of crude oil and natural gas equipment to be used by Petrobras, while taking advantage of the import and export tax benefits provided by the Netherlands and Brazil;

   . Petrobras Europe Ltd., or PEL, a U.K. company, intended to act as an agent and advisor in connection with Petrobras' activities in Europe, the Middle East, the Far East and North Africa; and

   . Petrobras Finance Limited, or PFL, a Cayman Islands company, incorporated with the purpose of facilitating Petrobras' export receivables securitization program.

    Under the laws of the Cayman Islands, PIFCo is an exempted company incorporated with limited liability. Its registered office is located at Anderson Square Building, P.O. Box 714, George Town, Cayman Islands, and its telephone number is (55-21) 2534-1410.

                              RECENT DEVELOPMENTS


                           Perez Companc Acquisition



    Petrobras announced on July 22, 2002 that it has reached an agreement in principle to acquire a controlling interest in Perez Companc S.A. from the Perez Companc family and the Perez Companc Foundation. Under this agreement, Petrobras intends to acquire 58.6% of the capital stock of Perez Companc. The consideration to be paid to the Perez Companc family and the Foundation will consist of a combination of U.S.$754,621,000 in cash and U.S.$370,548,000 in debt securities to be issued by Petrobras with a 6% annual coupon and a 7 year final maturity. The debt securities may, in some circumstances, be settled by delivery of Petrobras preferred shares in the form of American Depositary Shares. In addition, Petrobras announced that it has reached an agreement in principle with the Perez Companc family to acquire 47.1% of the capital stock of Petrolera Perez Companc S.A. that is owned directly by the family for U.S.$56,700,000 in cash.



    Petrobras has no immediate plans to launch a tender offer for the remaining outstanding class B shares of Perez Companc. The closing of the transaction is subject to:



   .   the execution of a definitive Share Sale and Purchase Agreement;



   . the closing of the exchange offer of Perez Companc's subsidiary, Pecom Energia S.A., in respect of its outstanding Notes, as well as refinancing of Pecom Energia S.A. bank loans, in both cases leading to an acceptable debt profile for Perez Companc;



   .   additional due diligence;



   .   final approval of the Board of Directors of Petrobras, and



   .   certain required regulatory approvals.



Investment Considerations



    Petrobras cannot assure you that the acquisition of Perez Companc and Petrolera Perez will be completed or, if it is completed, when or on what terms it will be completed or whether Petrobras will benefit from the transaction. In particular, Petrobras cannot assure you that, if the proposed acquisition is completed, the anticipated timing, efficiencies and benefits of integrating Perez Companc into the business of Petrobras will be achieved. Differing corporate cultures, legal and regulatory environments, personalities, languages and other factors may pose challenges to the success of the acquisition.



    In addition, Perez Companc is subject to substantial risks relating to Argentina and other Latin American countries, particularly Venezuela, and relating to its business specifically. If one or more of these risks were to materialize, Petrobras may not be able to realize the benefits that it currently intends to realize from the Perez Companc acquisition. You should refer to the documents that Perez Companc has filed with the Securities and Exchange Commission, and in particular to "Item 3.D.--Risk Factors--Factors Relating to Argentina" and "--Factors Relating to Us" in Perez Companc's most recent Annual Report on Form 20-F filed with the Commission, for detailed information regarding these risks and for further information about Perez Companc. Petrobras was not involved in the preparation of the Annual Report on Form 20-F of Perez Companc.



About Perez Companc S.A.



    Perez Companc's business activities include oil and gas exploration and production, refining, petrochemicals, electricity generation, transmission and distribution and hydrocarbons marketing and transportation. It conducts operations in Argentina, Bolivia, Brazil, Ecuador, Peru and Venezuela. A copy of the Annual Report on Form 20-F of Perez Companc can be obtained from the U.S. Securities and Exchange Commission in the manner described in "Where You Can Find More Information."



About Petrolera Perez Companc S.A.



    Petrolera Perez Companc S.A.--PPC operates and participates in the concession of hydrocarbons production in the Entre Lomas area, located in the Neuquen basin in Argentina. PPC is jointly controlled by the Perez Companc family (47.1%) and Perez Companc (19.2%).



                        Petrolera Sante Fe Acquisition



    Petrobras announced on August 13, 2002 that it has executed a definitive agreement to acquire full control of Petrolera Sante Fe, an Argentine oil company and subsidiary of Devon Energy Corporation, for U.S.$89,550,000, payable at the closing of the transaction. Petrobras intends for the transaction to be completed during the last quarter of 2002, subject to approval of applicable Argentine authorities.

          RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

                                   Petrobras

    The following table contains the consolidated ratios of earnings to fixed charges and preferred dividends of Petrobras for the periods indicated:

                                                                  Three Months
                                         Year Ended December 31,     Ended
                                         ------------------------  March 31,
                                         1997 1998 1999 2000 2001     2002
                                         ---- ---- ---- ---- ---- ------------
  Ratio of earnings to fixed charges and
    preferred dividends................. 2.27 0.38 1.57 4.97 4.17     5.07

    For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. Earnings represent the sum of income from continuing operations before income taxes and minority interests for Petrobras and its consolidated subsidiaries plus fixed charges, minus interest capitalized, plus amortization of interest capitalized. Fixed charges represent interest accrued on indebtedness of Petrobras and its consolidated subsidiaries, including interest capitalized, plus one-third of rents, the proportion deemed representative of the interest factor.

                                     PIFCo

    The following table contains the consolidated ratios of earnings to fixed charges and the consolidated ratios of earnings to fixed charges and preferred dividends of PIFCo for the periods indicated:

                                                Year Ended December 31,
                                                -----------------------
                                                1998  1999  2000  2001
                                                ----  ----  ----  ----
             Ratio of earnings to fixed charges 1.02  1.14  1.29  0.89

    For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. Earnings represent the sum of income from continuing operations before income taxes and minority interests for PIFCo and its consolidated subsidiaries plus fixed charges, minus interest capitalized, plus amortization of interest capitalized. Fixed charges represent interest accrued on indebtedness of PIFCo and its consolidated subsidiaries, including interest capitalized, plus one-third of rents, the proportion deemed representative of the interest factor.

                                USE OF PROCEEDS

                                   Petrobras

    Unless otherwise indicated in an accompanying prospectus supplement, Petrobras intends to use the net proceeds from the sale of the securities for general corporate purposes, which may include funding working capital and capital expenditures, financing potential acquisitions and the repayment of existing debt. Additional information on the use of net proceeds from the sale of offered securities will be described in the prospectus supplement relating to those securities. Petrobras may temporarily invest funds that it does not need immediately for these purposes in marketable securities.

                                     PIFCo

    Unless otherwise indicated in an accompanying prospectus supplement, PIFCo will use the proceeds of the issuance of its debt securities after deduction of commissions for general corporate purposes, including the financing of the purchase of oil product imports and the repayment of existing trade-related debt. Additional information on the use of net proceeds from the sale of offered securities will be described in the prospectus supplement relating to those securities. PIFCo may temporarily invest funds that it does not need immediately for these purposes in marketable securities.

                                THE SECURITIES

    We may from time to time offer under this prospectus, separately or together:

   . senior or subordinated debt securities that may be convertible into our common shares or preferred shares, which may be in the form of ADSs and evidenced by ADRs;

   . securities that are mandatorily convertible into preferred or common shares (or ADSs representing our preferred or common shares);

   .   common shares, which may be in the form of ADSs and evidenced by ADRs;

   .   preferred shares, which may be in the form of ADSs and evidenced by ADRs;

   . warrants to purchase common shares, which may be in the form of ADSs and evidenced by ADRs;

   . warrants to purchase preferred shares, which may be in the form of ADSs and evidenced by ADRs;

   .   warrants to purchase debt securities;

   .   guarantees accompanying debt securities of PIFCo; and

   .   standby purchase agreements accompanying debt securities of PIFCo.

    The aggregate initial offering price of all the offered securities will not exceed $8,000,000,000.

                                LEGAL OWNERSHIP

    In this prospectus and in any attached prospectus supplement, when we refer to the "holders" of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be either a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of the trustee, any warrant agent, any transfer agent, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our securities, except as may be specifically provided for in a warrant agreement, warrant certificate, deposit agreement or other contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

    If we choose to issue preferred shares or common shares, they may be evidenced by ADRs and you will hold them indirectly through ADSs. The underlying preferred shares or common shares will be directly held by a depositary. Your rights and obligations will be determined by reference to the terms of the relevant deposit agreement. A copy of the deposit agreements, as amended from time to time, with respect to our preferred shares and common shares is on file with the SEC and incorporated by reference in this prospectus. You may obtain copies of the deposit agreements from the SEC's Public Reference Room. See "Where You Can Find More Information".

                    Street Name and Other Indirect Holders

    Holding securities in accounts at banks or brokers is called holding in "street name". If you hold our securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

    If you hold our securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out:

   .   how it handles payments and notices with respect to the securities;

   .   whether it imposes fees or charges;

   .   how it handles voting, if applicable;

   . how and when you should notify it to exercise on your behalf any rights or options that may exist under the securities;

   . whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

   . how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

                               Global Securities

    A global security is a special type of indirectly held security. If we choose to issue our securities, in whole or in part, in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the "depositary". Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether the securities will be issued only as global securities.

    As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of the securities and instead deal only with the depositary that holds the global security.

    You should be aware that if our securities are issued only in the form of global securities:

   .   you cannot have the securities registered in your own name;

   . you cannot receive physical certificates for your interest in the securities;

   . you will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities;

   . you may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

   . the depositary's policies will govern payments, dividends, transfers, exchange and other matters relating to your interest in the global security. We, the trustee, any warrant agent, any transfer agent and any registrar have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We, the trustee, any warrant agent, any transfer agent and any registrar also do not supervise the depositary in any way; and

   . the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

    In a few special situations described below, a global security representing our securities will terminate and interests in it will be exchanged for physical certificates representing the securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the securities transferred to your name, so that you will be a direct holder.

    Unless we specify otherwise in the prospectus supplement, the special situations for termination of a global security representing our securities are:

   . when the depositary notifies us that it is unwilling or unable to continue as depositary and we do not or cannot appoint a successor depositary within 90 days;

   . when we notify the trustee that we wish to terminate the global security; or

   . when an event of default on debt securities has occurred and has not been cured. (Defaults are discussed later under "Description of Debt Securities--Events of Default".)

    The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us, the trustee, any warrant agent, any transfer agent or any registrar) is responsible for deciding the names of the institutions that will be the initial direct holders.

-------------------------------------------------------------------------------
In the remainder of this document, "you" means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection starting on page 7 entitled "Street Name and Other
Indirect Holders".
-------------------------------------------------------------------------------

                        DESCRIPTION OF DEBT SECURITIES

    The following summary describes certain provisions of the debt securities and the Petrobras or PIFCo indenture that will govern these debt securities. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of such indenture, the debt securities and the prospectus supplement relating to each series of debt securities.

                                   Indenture

    As required by U.S. federal law for all bonds and notes of companies that are publicly offered, any debt securities that we issue will be governed by a document called an indenture. The indenture is a contract entered into between any one of us and JPMorgan Chase Bank, which acts as trustee. The trustee has two main roles:

   . first, the trustee can enforce your rights against us if we default, although there are some limitations on the extent to which the trustee acts on your behalf that are described under "Default and Related Matters--Events of Default--Remedies if an Event of Default Occurs"; and

   . second, the trustee performs administrative duties for us, such as sending interest payments to you, transferring your debt securities to a new buyer if you sell and sending notices to you.

    The indenture and its associated documents contain the full legal text of the matters described in this section. We have agreed that New York law governs the indenture and the debt securities. We have filed a copy of the Petrobras indenture and PIFCo indenture with the SEC as exhibits to our registration statement. We have consented to the non-exclusive jurisdiction of any U.S. federal court sitting in the borough of Manhattan in the City of New York, New York, United States and any appellate court from any thereof.

                           Types of Debt Securities

    Together or separately, we may issue as many distinct series of debt securities under our indentures as are authorized by the corporate bodies that are required under applicable law and our corporate organizational documents to authorize the issuance of debt securities. Specific issuances of debt securities will also be governed by a supplemental indenture, an officer's certificate or a document evidencing the authorization of any such corporate body. This section summarizes material terms of the debt securities that are common to all series and to each of the Petrobras and PIFCo indentures, unless otherwise indicated in this section and in the prospectus supplement relating to a particular series.

    Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including the definition of various terms used in the indenture. For example, we describe the meanings for only the more important terms that have been given special meanings in the indenture. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in any prospectus supplement, those sections or defined terms are incorporated by reference herein or in such prospectus supplement.

    We may issue the debt securities at par, at a premium or as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. We may also issue the debt securities as indexed securities or securities denominated in currencies other than the U.S. dollar, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any such debt securities. We will describe the U.S. federal income tax consequences and any other special considerations applicable to original issue discount, indexed or foreign currency debt securities in the applicable prospectus supplement(s).

    In addition, the material financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement(s) relating to that series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the applicable prospectus supplement(s).

    The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

   .   the title of the debt securities of the series;

   . any limit on the aggregate principal amount of the debt securities of the series (including any provision for the future offering of additional debt securities of the series beyond any such limit);

   .   whether the debt securities will be issued in registered or bearer form;

   . whether the debt securities will be accompanied by a standby purchase agreement or guarantee;

   . the date or dates on which the debt securities of the series will mature and any other date or dates on which we will pay the principal of the debt securities of the series;

   . the annual rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, and the date or dates from which that interest will accrue;

   . the date or dates on which any interest on the debt securities of the series will be payable and the regular record date or dates we will use to determine who is entitled to receive interest payments;

   . the place or places where the principal and any premium and interest in respect of the debt securities of the series will be payable;

   . any period or periods during which, and the price or prices at which, we will have the option to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to our redemption or repurchase rights;

   .   whether the debt securities will be senior or subordinated securities;

   .   whether the debt securities will be our secured or unsecured obligations;

   . any obligation we will have to redeem or repurchase the debt securities of the series, including any sinking fund or analogous provision, the period or periods during which, and the price or prices at which, we would be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to our redemption or repurchase obligations;

   . if other than $1,000 or an even multiple of $1,000, the denominations in which the series of debt securities will be issuable;

   . if other than U.S. dollars, the currency in which the debt securities of the series will be denominated or in which the principal of or any premium or interest on the debt securities of the series will be payable;

   . if we or you have a right to choose the currency, currency unit or composite currency in which payments on any of the debt securities of the series will be made, the currency, currency unit or composite currency that we or you may elect, the period during which we or you must make the election and the other material terms applicable to the right to make such elections;

   . if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon a declaration of acceleration of the maturity of the debt securities of the series;

   . any index or other special method we will use to determine the amount of principal or any premium or interest on the debt securities of the series;

   . the applicability of the provisions described under "Defeasance and Discharge";

   . if we issue the debt securities of the series in whole or part in the form of global securities as described under "Legal Ownership--Global Securities", the name of the depositary with respect to the debt securities of the series, and the circumstances under which the global securities may be registered in the name of a person other than the depositary or its nominee if other than those described under "Legal Ownership--Global Securities";

   . whether the debt securities will be convertible or exchangeable at your option or at our option into equity securities, and, if so, the terms and conditions of conversion or exchange;

   . any covenants to which we will be subject with respect to the debt securities of the series; and

   . any other special features of the debt securities of the series that are not inconsistent with the provisions of the indenture.

In addition, the prospectus supplement will state whether we will list the debt securities of the series on any stock exchange(s) and, if so, which one(s).

                             Additional Mechanics

Form, Exchange and Transfer

    The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in denominations that are even multiples of $1,000 and in global registered form. (Section 3.02)

    You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange. (Section 3.05)

    You may exchange or transfer your registered debt securities at the office of the trustee. The trustee will maintain an office in New York, New York. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the "security registrar". It will also register transfers of the registered debt securities. (Section 3.05)

    You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

    If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 10.02)

    If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities in order to freeze the list of holders to prepare the mailing during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 3.05)

Payment and Paying Agents

    If your debt securities are in registered form, we will pay interest to you if you are a direct holder listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the "regular record date" and will be stated in the prospectus supplement. (Section 3.07)

    We will pay interest, principal, additional amounts and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City (which is currently located at 450 W. 33rd St., 15th Floor, New York, New York 10001, Attention: Institutional Trust Services) or at the office of J.P. Morgan Trust Bank Ltd., a bank established under the laws of Japan (which is currently located at Akasaka Park Building, 13th Floor, 2-20 Akasaka, 5-chome, Minato-ku, Tokyo 107-6151, Japan). You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.

    Holders buying and selling debt securities must work out between themselves how to compensate for the fact that we will pay all the interest for an interest period to, in the case of registered debt securities, the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro-rate interest fairly between the buyer and seller. This pro-rated interest amount is called "accrued interest".

     ----------------------------------------------------------------------
     Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.
     ----------------------------------------------------------------------

    We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee's corporate trust office. These offices are called "paying agents". We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for the debt securities of any series that you hold. (Section 10.02)

Notices

    We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee's records. (Section 1.06)

    Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 10.03)

                              Special Situations

Mergers and Similar Events

    Under the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell or lease substantially all of our assets to another entity or to buy or lease substantially all of the assets of another entity. No vote by holders of debt securities approving any of these actions is required, unless as part of the transaction we make changes to the indenture requiring your approval, as described later under "--Modification and Waiver". We may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. We may take these actions even if they result in:

   .   a lower credit rating being assigned to the debt securities; or

   . additional amounts becoming payable in respect of withholding tax, and the debt securities thus being subject to redemption at our option, as described later under "--Optional Tax Redemption".

    We have no obligation under the indenture to seek to avoid these results, or any other legal or financial effects that are disadvantageous to you, in connection with a merger, consolidation or sale or lease of assets that is permitted under the indenture. However, we may not take any of these actions unless all the following conditions are met:

   . If we merge out of existence or sell or lease our assets, the other entity must unconditionally assume our obligations on the debt securities, including the obligation to pay the additional amounts described under "Payment of Additional Amounts". This assumption may be by way of a full and unconditional guarantee in the case of a sale or lease of substantially all of our assets.

   . If such other entity is organized under the laws of a country other than the United States, a state thereof or Brazil, it must indemnify you against any tax, assessment or governmental charge or other cost resulting from the transaction.

   . We must not be in default on the debt securities immediately prior to such action and such action must not cause a default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described later under "Default and Related Matters--Events of Default--What is An Event of Default?" A default for this purpose would also include any event that would be an event of default if the requirements for notice of default or existence of defaults for a specified period of time were disregarded.

   . The entity to which we sell or lease such assets guarantees our obligations or the entity into which we merge or consolidate with must execute a supplement to the indenture, known as a supplemental indenture. In the supplemental indenture, the entity must promise to be bound by every obligation in the indenture. Furthermore, in this case, the trustee must receive an opinion of counsel stating that the entity's guarantees are valid, that certain registration requirements applicable to the guarantees have been fulfilled and that the supplemental indenture complies with the Trust Indenture Act of 1939. The entity that guarantees our obligations must also deliver certain certificates and other documents to the trustee.

   . We must deliver certain certificates, opinions of our counsel and other documents to the trustee.

   . If a transaction of this type occurs with respect to PIFCo, PIFCo must deliver a notice of describing that transaction to Moody's to the extent that Moody's is at that time rating the PIFCo debt securities.

   . We must satisfy any other requirements specified in the prospectus supplement. (Section 8.01)

    It is possible that the U.S. Internal Revenue Service may deem a merger or other similar transaction to cause for U.S. federal income tax purposes an exchange of debt securities for new securities by the holders of the debt securities. This could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possible other adverse tax consequences.

Modification and Waiver

    There are three types of changes we can make to the indenture and the debt securities.

    Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. These are the following types of changes:

   . change the stated maturity of the principal, interest or premium on a debt security;

   .   reduce any amounts due on a debt security;

   . change any obligation to pay the additional amounts described under "Payment of Additional Amounts";

   . reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

   .   change the place or currency of payment on a debt security;

   .   impair any of the conversion or exchange rights of your debt security;

   .   impair your right to sue for payment, conversion or exchange;

   . reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

   . reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indenture or to waive specified defaults; and

   . modify any other aspect of the provisions dealing with modification and waiver of the indenture. (Section 9.02)

    Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote of approval by the holders of debt securities that together represent a majority of the outstanding principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect. For example, this vote would be required for us to obtain a waiver of all or part of any covenants described in an applicable prospectus supplement or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously beginning above under "Changes Requiring Your Approval" unless we obtain your individual consent to the waiver. (Sections 5.13 and 9.02)

    Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications of ambiguities, omissions, defects and inconsistencies, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect, such as adding covenants, additional events of default or successor trustees. (Section 9.01)

    Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

   . For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

   . Debt securities that we, any of our affiliates and any other obligor under the debt securities acquire or hold will not be counted as outstanding when determining voting rights.

   . For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement for that security.

   . For debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent as of the date on which such debt securities were originally issued.

    Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under "Defeasance and Discharge". (Section 1.01)

    We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we or, if it sets the record date, the trustee may specify. We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 1.04)

-------------------------------------------------------------------------------
Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
-------------------------------------------------------------------------------

Redemption and Repayment

    Unless otherwise indicated in the applicable prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund; that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, other than as set forth in "Optional Tax Redemption" below, we will not be entitled to redeem your debt security before its stated maturity unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless the applicable prospectus supplement specifies one or more repayment dates.

    If the applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formulae used to determine the redemption price(s). It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

    If the applicable prospectus supplement specifies a redemption commencement date, we may redeem your debt security at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed. If less than all of the debt securities are redeemed, the trustee will choose the debt securities to be redeemed by lot, or in the trustee's discretion, pro rata. (Section 11.03)

    If the applicable prospectus supplement specifies a repayment date, your debt security will be repayable by us at your option on the specified repayment date(s) at the specified repayment price(s), together with interest accrued and any additional amounts to the repayment date. (Section 11.04)

    In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described above under "Additional Mechanics--Notices".

    If a debt security represented by a global security is subject to repayment at the holder's option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

     ----------------------------------------------------------------------
     Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.
     ----------------------------------------------------------------------

    In the event that the option of the holder to elect repayment as described above is deemed to be a "tender offer" within the meaning of Rule 14e-1 under the Securities Exchange Act of 1934, we will comply with Rule 14e-1 as then in effect to the extent it is applicable to us and the transaction.

    Subject to any restrictions that will be described in the prospectus supplement, we or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in our discretion, be held, resold or canceled.

Optional Tax Redemption

    Unless otherwise indicated in a prospectus supplement, we may have the option to redeem, in whole but not in part, the debt securities where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, we would be required to pay additional amounts as described later under "Payment of Additional Amounts". This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where we are incorporated. If succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized, and the applicable date will be the date the entity became a successor. (Section 11.08)

    If the debt securities are redeemed, the redemption price for debt securities (other than original issue discount debt securities) will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 30 and 60 days' notice before redeeming the debt securities.

Conversion

    Your debt securities may be convertible into or exchangeable for shares of our capital stock at your option or at our option, which may be represented by ADSs, or other securities if your prospectus supplement so provides. If your debt securities are convertible or exchangeable, your prospectus supplement will include provisions as to whether conversion or exchange is at your option or at our option. Your prospectus supplement would also include provisions regarding the adjustment of the number of securities to be received by you upon conversion or exchange.

                         Payment of Additional Amounts

    Brazil (including any authority therein or thereof having the power to tax) may require us to withhold amounts from payments on the principal or any premium or interest on a debt security for taxes or any other governmental charges. If Brazil requires a withholding of this type, we are required, subject to the exceptions listed below, to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident of Brazil.

    We will not have to pay additional amounts under any of the following circumstances:

   . The withholding is imposed only because the holder has some connection with Brazil other than the mere holding of the debt security or the receipt of the relevant payment in respect of the debt security.

   . The withholding is imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for.

   . The amount is required to be deducted or withheld by any paying agent from a payment on or in respect of the debt security, if such payment can be made without such deduction or withholding by any other payment agent and we duly provide for such other paying agent.

   . The withholding is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

   . The withholding is for any taxes, duties, assessments or other governmental charges that are payable otherwise than by deduction or withholding from payments on the debt security.

   . The withholding is imposed or withheld because the holder or beneficial owner failed to comply with any of our requests for the following that the statutes, treaties, regulations or administrative practices of Brazil required as a precondition to exemption from all or part of such withholding:

       --to provide information about the nationality, residence or identity of the holder or beneficial owner; or

       --to make a declaration or satisfy any information requirements.

   . The holder is a fiduciary or partnership or other entity that is not the sole beneficial owner of the payment in respect of which the withholding is imposed, and the laws of Brazil require the payment to be included in the income of a beneficiary or settlor of such fiduciary or a member of such partnership or another beneficial owner who would not have been entitled to such additional amounts had it been the holder of such debt security.

   . where any additional amounts are imposed on a payment on the debt securities to an individual and is required to be made pursuant to any European Union directive on the taxation of savings income relating to the directive approved by the European Parliament on March 14, 2002, or otherwise implementing the conclusions of the Economic and Financial Council of Ministers of the member states of the European Union (ECOFIN) Council meeting of November 26 and 27, 2000 or any law implementing or complying with, or introduced in order to conform to, any such directive.

    The prospectus supplement relating to the debt securities may describe additional circumstances in which we would not be required to pay additional amounts. (Section 10.04)

                 Additional Terms of the PIFCo Debt Securities

    The debt securities will have the following basic terms:

   . The PIFCo debt securities will have an investment grade rating at issuance from at least one nationally recognized statistical rating organization as that term is defined under the Securities Exchange Act of 1934; and

   . Payments of amounts due by PIFCo under the debt securities and the PIFCo indenture will be effectively guaranteed by Petrobras through the operation of a standby purchase agreement or, in limited circumstances, a guarantee. In each case, any and all payments by Petrobras will be made free and clear of and without withholding or deduction of any taxes, subject to certain limitations and conditions. See "Description of the Standby Purchase Agreements" and "Description of the Guarantees".

                             Restrictive Covenants

    The Petrobras indenture does not contain any covenants restricting the ability of Petrobras to make payments, incur indebtedness, dispose of assets, enter into sale and leaseback transactions, issue and sell capital stock, enter into transactions with affiliates, create or incur liens on Petrobras' property or engage in business other than its present business. Restrictive covenants, if any, with respect to any securities of Petrobras or PIFCo will be contained in the applicable supplemental indenture and described in the applicable prospectus supplement with respect to those securities.

                           Defeasance and Discharge

    The following discussion of full defeasance and discharge and covenant defeasance and discharge will only be applicable to your series of debt securities if we choose to apply them to that series, in which case we will state that in the prospectus supplement. (Section 14.01)

Full Defeasance

    We can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below (called "full defeasance"), if we, in addition to other actions, put in place the following arrangements for you to be repaid:

   . We must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency debt securities or bonds that, in the opinion of a firm of nationally recognized independent public accounts, will generate enough cash to make interest, principal and any other payments, including additional amounts, on the debt securities on their various due dates.

   . We must deliver to the trustee a legal opinion of our counsel, based upon a ruling by the U.S. Internal Revenue Service or upon a change in applicable U.S. federal income tax law, confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

   . If the debt securities are listed on any securities exchange, we must deliver to the trustee a legal opinion of our counsel confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted. (Section 14.04)

    If we ever did accomplish full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

   .   to register the transfer and exchange of debt securities;

   .   to replace mutilated, destroyed, lost or stolen debt securities;

   .   to maintain paying agencies; and

   .   to hold money for payment in trust.

Covenant Defeasance

    We can make the same type of deposit described above and be released from all or some of the restrictive covenants (if any) that apply to the debt securities of any particular series. This is called "covenant defeasance". In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

   . We must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency debt securities or bonds that, in the opinion of a nationally recognized firm of independent accountants, will generate enough cash to make interest, principal and any other payments, including additional amounts, on the debt securities on their various due dates.

   . We must deliver to the trustee a legal opinion of our counsel confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

   . If the debt securities are listed on any securities exchange, we must deliver to the trustee a legal opinion of our counsel confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted. (Section 14.04)

    If we accomplish covenant defeasance, the following provisions of the indenture and/or the debt securities would no longer apply:

   . Any covenants applicable to the series of debt securities and described in the applicable prospectus supplement.

   . The events of default relating to breach of those covenants being defeased and acceleration of the maturity of other debt, described later under "What Is An Event of Default?".

    If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if any event of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Sections 14.03 and 14.04)

                          Default and Related Matters

Ranking

    The applicable prospectus supplement will indicate whether the debt securities are subordinated to any of our other debt obligations and whether they will be secured by any of our assets. If they are not subordinated, they will rank equally with all our other unsecured and unsubordinated indebtedness. If they are not secured, the securities will effectively be subordinate to our secured indebtedness and to the indebtedness of our subsidiaries.

Events of Default

    You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

    What Is an Event of Default? The term event of default means any of the following:

   . We do not pay the principal or any premium on a debt security within 14 days of its due date.

   . We do not pay interest, including any additional amounts, on a debt security within 30 days of its due date.

   . We remain in breach of any covenant or any other term of the indenture for 60 days after we receive a notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.

   . We remain in default in the conversion of any convertible security of a given series for 30 days after we receive a notice of default stating that we are in default. The notice must be sent by either the trustee or the holders of 25% of the principal amount of debt securities of the affected series.

   . If the total aggregate principal amount of all of our indebtedness which meets one of the following conditions equals or exceeds U.S.$100,000,000 (or its equivalent in another currency):

       --the acceleration of any of our indebtedness in accordance with the terms of such indebtedness, it being understood that prepayment or redemption by us of any indebtedness is not acceleration for this purpose; and

       --we fail to pay any indebtedness when due or, as the case may be, beyond any applicable grace period specified in the underlying transaction document; and

       --we fail to pay when due any amount payable by us under any guarantee for, or indemnity in respect of, the indebtedness of any other person.

   . We stop paying or we admit that we are generally unable to pay our debts as they become due, we are adjudicated or found bankrupt or insolvent or we are ordered by a court or pass a resolution to dissolve.

   . We voluntarily commence proceedings under any applicable liquidation, insolvency, composition, reorganization or any other similar laws, or we file an application for the appointment of an administrative or other receiver, manager or administrator, or any such or other similar official, in relation to us.

   . We enter into any composition or other similar arrangement with our creditors under applicable Brazilian law (such as a concordata, which is a type of liquidation agreement) or a receiver, administrator or similar person is appointed in relation to, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against, the whole or a substantial part of our undertakings or assets and is not discharged or removed within 90 days.

   . Any other event of default described in the applicable prospectus supplement occurs. (Section 5.01)

    For these purposes, "indebtedness" means any obligation (whether present or future, actual or contingent and including any guarantee) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under generally accepted accounting principles in the United States, would be a capital lease obligation).

    An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture, although the default and acceleration of one series of debt securities may trigger a default and acceleration of another series of debt securities.

    Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, or an equivalent proceeding under Brazilian law, the principal amount of all the debt securities of that series will be automatically accelerated without any action by the trustee, any holder or any other person. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series. (Section 5.02)

    Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonably satisfactory protection from expenses and liability. This protection is called an "indemnity". (Section 6.03) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 5.12) Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

   . You must give the trustee written notice that an event of default has occurred and remains uncured.

   . The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer satisfactory indemnity to the trustee against the cost and other liabilities of taking that action.

   . The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

   . The holders of a majority in principal amount of all outstanding debt securities of the relevant series must not have given the trustee a direction that is inconsistent with the above notice. (Section 5.07)

    However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date and if your debt security is convertible or exchangeable into another security to bring a lawsuit for the enforcement of your right to convert or exchange your debt security or to receive securities upon conversion or exchange. (Section 5.08)

     ----------------------------------------------------------------------
     Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.
     ----------------------------------------------------------------------

    We will furnish to the trustee within 90 days after the end of our fiscal year every year a written statement of certain of our officers that will either certify that, to the best of their knowledge, we are in compliance with the indenture and the debt securities or specify any default. (Section 10.05) In addition, we will notify the trustee within 15 days (or promptly in the case of certain bankruptcy-related events of default) after becoming aware of the occurrence of any event of default.

                             Regarding the Trustee

    We and some of our subsidiaries maintain banking relations with the trustee in the ordinary course of our business.

    If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specified period of time were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

                DESCRIPTION OF MANDATORY CONVERTIBLE SECURITIES

    We may issue mandatorily convertible securities under which holders receive a specified number of our common shares or preferred shares at a future date or dates. The price per mandatory convertible security and the number of common shares or preferred shares, as the case may be, that holders receive at maturity may be fixed at the time mandatory convertible securities are issued or may be determined by reference to a specific formula set forth in the mandatory convertible security. The mandatory convertible securities also may require us to make periodic payments to the holders of the mandatory convertible securities, and such payments may be secured.

    The applicable prospectus supplement will describe the terms of the mandatory convertible securities. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the mandatory convertible securities, and, if applicable, collateral, depositary or custodial arrangements, relating to the mandatory convertible securities. Material U.S. and Brazilian federal income tax considerations applicable to the holders of the mandatory convertible securities will also be discussed in the applicable prospectus supplement.

                            DESCRIPTION OF WARRANTS

    We may issue warrants to purchase our debt securities, preferred shares (which may be in the form of ADSs) or common shares (which may be in the form of ADSs). Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us and a bank or trust company, as warrant agent, all as will be set forth in the applicable prospectus supplement.

                                 Debt Warrants

    The following briefly summarizes the material terms that will generally be included in a debt warrant agreement. However, we may include different terms in the debt warrant agreement for any particular series of debt warrants and such other terms and all pricing and related terms will be disclosed in the applicable prospectus supplement. You should read the particular terms of any debt warrants that are offered by us and the related debt warrant agreement which will be described in more detail in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the debt warrants being offered.

General

    We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be issued separately or together with debt securities.

    The debt warrants are to be issued under debt warrant agreements to be entered into by us and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of debt warrants, a form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, reflecting the alternative provisions that may be included in the debt warrant agreements to be entered into with respect to particular offerings of debt warrants, will be filed by amendment as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Debt Warrants to Be Described In the Prospectus Supplement

    The particular terms of each issue of debt warrants, the debt warrant agreement relating to such debt warrants and such debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement. This description will include:

   .   the initial offering price;

   . the currency, currency unit or composite currency in which the exercise price for the debt warrants is payable;

   . the title, aggregate principal amount and terms of the debt securities that can be purchased upon exercise of the debt warrants;

   . the title, aggregate principal amount and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

   . if applicable, whether and when the debt warrants and the related debt securities will be separately transferable;

   . the principal amount of debt securities that can be purchased upon exercise of each debt warrant and the exercise price;

   . the date on or after which the debt warrants may be exercised and any date or dates on which this right will expire in whole or in part;

   . if applicable, a discussion of material U.S. federal and Brazilian income tax, accounting or other considerations applicable to the debt warrants;

   . whether the debt warrants will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

   . the maximum or minimum number of debt warrants that you may exercise at any time; and

   .   any other terms of the debt warrants.

    You may exchange your debt warrant certificates for new debt warrant certificates of different denominations but they must be exercisable for the same aggregate principal amount of debt securities. If your debt warrant certificates are in registered form, you may present them for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. Except as otherwise indicated in a prospectus supplement, before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal or any premium or interest on the debt securities that can be purchased upon such exercise, or to enforce any of the covenants in the indenture relating to the debt securities that may be purchased upon such exercise.

Exercise of Debt Warrants

    Unless otherwise provided in the applicable prospectus supplement, each debt warrant will entitle the holder to purchase a principal amount of debt securities for cash at an exercise price in each case that will be set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be exercised at any time up to the close of business on the expiration date specified in the applicable prospectus supplement. After the close of business on the expiration date or any later date to which we extend the expiration date, unexercised debt warrants will become void.

    Debt warrants may be exercised as set forth in the prospectus supplement applicable to the particular debt warrants. Upon delivery of payment of the exercise price and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities that can be purchased upon such exercise of the debt warrants to the person entitled to them. If fewer than all of the debt warrants represented by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining unexercised debt warrants. Holders of debt warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying debt securities in connection with the exercise of the debt warrants.

-------------------------------------------------------------------------------
Street name and other indirect holders of debt warrants should consult their bank or brokers for information on how to exercise their debt warrants.
-------------------------------------------------------------------------------

Modification and Waiver

    There are three types of changes we can make to the debt warrant agreement and the debt warrants of any series.

    Changes Requiring Your Approval. First, there are changes that cannot be made to your debt warrants or the debt warrant agreement under which they were issued without your specific approval. These are the following types of changes:

   .   any increase in the exercise price;

   .   any impairment of your ability to exercise the warrant;

   . any decrease in the principal amount of debt securities that can be purchased upon exercise of any debt warrant;

   . any reduction of the period of time during which the debt warrants may be exercised;

   . any other change that materially and adversely affects the exercise rights of a holder of debt warrant certificates or the debt securities that can be purchased upon such exercise; and

   . any reduction in the number of outstanding unexercised debt warrants whose consent is required for any modification or amendment described under "Changes Requiring a Majority Vote".

    Changes Requiring a Majority Vote. The second type of change to the debt warrant agreement or debt warrants of any series is the kind that requires a vote of approval by the holders of not less than a majority in number of the then outstanding unexercised debt warrants of that series. This category includes all changes other than those listed above under "Changes Requiring Your Approval" or changes that would not adversely affect holders of debt warrants or debt securities in any material respect.

    Changes Not Requiring Approval. The third type of change does not require any vote or consent by the holders of debt warrant certificates. This type is limited to clarifications and other changes that would not adversely affect such holders in any material respect.

-------------------------------------------------------------------------------
Street name and other indirect holders of debt warrants should consult their bank or brokers for information on how approval may be granted or denied if we seek to change your debt warrants or the debt warrant agreement under which they were issued or request a waiver.
-------------------------------------------------------------------------------

Merger, Consolidation, Sale or Other Dispositions

    Unless otherwise indicated in a prospectus supplement, under the debt warrant agreement for each series of debt warrants, we may consolidate with, or sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation or firm to the extent permitted by the indenture for the debt securities that can be purchased upon exercise of such debt warrants. If we consolidate with or merge into, or sell, lease or otherwise dispose of all or substantially all of our assets to, another corporation or firm, that corporation or firm must become legally responsible for our obligations under the debt warrant agreements and debt warrants. If we sell or lease substantially all of our assets, one way the other firm or company can become legally responsible for our obligations is by way of a full and unconditional guarantee of our obligations. If the other company becomes legally responsible by a means other than a guarantee, we will be relieved from all such obligations.

Enforceability of Rights; Governing Law

    The debt warrant agent will act solely as our agent in connection with the issuance and exercise of debt warrants and will not assume any obligation or relationship of agency or trust for or with any holder of a debt warrant certificate or any owner of a beneficial interest in debt warrants. The holders of debt warrant certificates, without the consent of the debt warrant agent, the trustee, the holder of any debt securities issued upon exercise of debt warrants or the holder of any other debt warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, or otherwise in respect of, their rights to exercise debt warrants evidenced by their debt warrant certificates. Except as may otherwise be provided in the applicable prospectus supplement, each issue of debt warrants and the related debt warrant agreement will be governed by the laws of the State of New York.

                                Equity Warrants

    The following briefly summarizes the material terms that will generally be included in an equity warrant agreement. However, we may include different terms in the equity warrant agreement for any particular series of equity warrants and such other terms and all pricing and related terms will be disclosed in the applicable prospectus supplement. You should read the particular terms of any equity warrants that are offered by us and the related equity warrant agreement which will be described in more detail in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the equity warrants being offered.

General

    We may issue warrants for the purchase of our equity securities (i.e., our common shares and preferred shares, which may be in the form of ADSs). As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Equity warrants may be issued separately or together with equity securities.

    We may issue equity warrants in connection with preemptive rights of our shareholders in connection with any capital increase, and in those circumstances we may choose to issue equity warrants in uncertificated form to the extent permitted by Brazilian law. In addition, if any equity warrants are offered in connection with preemptive rights, we may exclude holders resident in the United States from that offering to the extent permitted by Brazilian law. Equity warrants (other than equity warrants issued in connection with preemptive rights) are to be issued under equity warrant agreements to be entered into by us and one or more banks or trust companies, as equity warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of equity warrants, a form of equity warrant agreement, including a form of equity warrant certificate representing the equity warrants, reflecting the alternative provisions that may be included in the equity warrant agreements to be entered into with respect to particular offerings of equity warrants, will be filed by amendment as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Equity Warrants to Be Described in the Prospectus Supplement

    The particular terms of each issue of equity warrants, the equity warrant agreement (if any) relating to such equity warrants and the equity warrant certificates (if any) representing such equity warrants will be described in the applicable prospectus supplement. This description will include:

   .   the initial offering price;

   . the currency, currency unit or composite currency in which the exercise price for the equity warrants is payable;

   . the designation and terms of the equity securities (i.e., preferred shares or common shares) that can be purchased upon exercise of the equity warrants;

   . the total number of preferred shares or common shares that can be purchased upon exercise of each equity warrant and the exercise price;

   . the date or dates on or after which the equity warrants may be exercised and any date or dates on which this right will expire in whole or in part;

   . the designation and terms of any related preferred shares or common shares with which the equity warrants are issued and the number of the equity warrants issued with each preferred share or common share;

   . if applicable, whether and when the equity warrants and the related preferred shares or common shares will be separately transferable;

   .   whether the equity warrants will be in registered or bearer form;

   . if applicable, a discussion of material U.S. federal and Brazilian income tax, accounting or other considerations applicable to the equity warrants; and

   . any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

    You may exchange your equity warrant certificates for new equity warrant certificates of different denominations but they must be exercisable for the same aggregate principal amount of equity securities. If your equity warrant certificates are in registered form, you may present them for registration of transfer and exercise them at the corporate trust office of the equity warrant agent or any other office indicated in the applicable prospectus supplement. Unless otherwise indicated in a prospectus supplement, before the exercise of equity warrants, holders of equity warrants will not be entitled to receive dividends or exercise voting rights with respect to the equity securities that can be purchased upon such exercise, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as a shareholder.

    Unless the applicable prospectus supplement states otherwise, the exercise price payable and the number of common shares or preferred shares that can be purchased upon the exercise of each equity warrant (other than equity warrants issued in connection with preemptive rights) will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common shares or preferred shares or a stock split, reverse stock split, combination, subdivision or reclassification of common shares or preferred shares. Instead of adjusting the number of common shares or preferred shares that can be purchased upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. No adjustments in the number of shares that can be purchased upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% of those shares. We may, at our option, reduce the exercise price at any time. We will not issue fractional shares or ADSs upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable.

    Notwithstanding the previous paragraph, if there is a consolidation, merger or sale or conveyance of substantially all of our property, the holder of each outstanding equity warrant will have the right to the kind and amount of shares and other securities and property (including cash) receivable by a holder of the number of common shares or preferred shares into which that equity warrant was exercisable immediately prior to the consolidation, merger, sale or conveyance.

Exercise of Equity Warrants

    Unless otherwise provided in the applicable prospectus supplement, each equity warrant will entitle the holder to purchase a number of equity securities for cash at an exercise price in each case that will be set forth in, or to be determined as set forth in, the prospectus supplement. Equity warrants may be exercised at any time up to the close of business on the expiration date specified in the applicable prospectus supplement. After the close of business on the expiration date or any later date to which we extend the expiration date, unexercised equity warrants will become void. Equity warrants for the purchase of preferred shares or common shares may be issued in the form of ADSs.

    Equity warrants may be exercised as set forth in the prospectus supplement applicable to the particular equity warrants. Upon delivery of payment of the exercise price, delivery of the equity warrant certificate (if any) properly completed and duly executed at the corporate trust office of the equity warrant agent or any other office indicated in the applicable prospectus supplement and satisfaction of any other applicable requirements specified in the applicable prospective supplement, we will, as soon as practicable, forward the equity securities that can be purchased upon such exercise of the equity warrants to the person entitled to them. If fewer than all of the equity warrants represented by the equity warrant certificate are exercised, a new equity warrant certificate will be issued for the remaining equity warrants. Holders of equity warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying equity securities in connection with the exercise of the equity warrants.

-------------------------------------------------------------------------------
  Street name and other indirect holders of equity warrants should consult their bank or brokers for information on how to exercise their equity warrants.
-------------------------------------------------------------------------------


Modification and Waiver

    There are three types of changes we can make to the equity warrant agreement and the equity warrants of any series.

    Changes Requiring Your Approval. First, there are changes that cannot be made to your equity warrants or the equity warrant agreement under which they were issued without your specific approval. These are the following types of changes:

   .   any increase in the exercise price;

   .   any impairment of your ability to exercise the warrant;

   . any decrease in the total number of preferred shares or common shares that can be purchased upon exercise of any equity warrant;

   . any reduction of the period of time during which the equity warrants may be exercised;

   . any other change that materially and adversely affects the exercise rights of a holder of equity warrant certificates or the equity securities that can be purchased upon such exercise; and

   . any reduction in the number of outstanding unexercised equity warrants whose consent is required for any modification or amendment described under "--Changes Requiring a Majority Vote".

    Changes Requiring a Majority Vote. The second type of change to the equity warrant agreement or equity warrants of any series is the kind that requires a vote of approval by the holders of not less than a majority in number of the then outstanding unexercised equity warrants of that series. This category includes all changes other than those listed above under "--Changes Requiring Your Approval" or changes that would not adversely affect holders of equity warrants in any material respect.

    Changes Not Requiring Approval. The third type of change does not require any vote or consent by the holders of equity warrant certificates. This type is limited to clarifications, amendments, supplement and other changes that would not adversely affect such holders in any material respect.

-------------------------------------------------------------------------------
  Street name and other indirect holders of equity warrants should consult their bank or brokers for information on how approval may be granted or denied if we seek to change your equity warrants or the equity warrant agreement under which they were issued or request a waiver.
-------------------------------------------------------------------------------


Merger, Consolidation, Sale or Other Dispositions

    Unless otherwise indicated in a prospectus supplement, under the equity warrant agreement for each series of equity warrants, we may consolidate with, or sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation or firm to the extent permitted by the terms of the equity securities that can be purchased upon exercise of such equity warrants. If we consolidate with or merge into, or sell, lease or otherwise dispose of all or substantially all of our assets to, another corporation or firm, that corporation or firm must become legally responsible for our obligations under the equity warrant agreements and equity warrants and we will be relieved from all such obligations.

Enforceability of Rights; Governing Law

    The equity warrant agent will act solely as our agent in connection with the issuance and exercise of equity warrants and will not assume any obligation or relationship of agency or trust for or with any holder of an equity warrant certificate or any owner of a beneficial interest in equity warrants. The holders of equity warrant certificates, without the consent of the equity warrant agent, the holder of any equity securities issued upon exercise of equity warrants or the holder of any other equity warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, or otherwise in respect of, their rights to exercise equity warrants evidenced by their equity warrant certificates. Except as may otherwise be provided in the applicable prospectus supplement, each issue of equity warrants and the related equity warrant agreement will be governed by the laws of the State of New York.

                DESCRIPTION OF THE STANDBY PURCHASE AGREEMENTS

    The following description of the terms and provisions of the standby purchase agreements summarizes the general terms that will apply to each standby purchase agreement that Petrobras delivers in connection with an issuance of debt securities by PIFCo. When PIFCo sells a series of its debt securities, Petrobras may execute and deliver a standby purchase agreement relating to that series of debt securities for the benefit of the holders of that series of debt securities.

    Pursuant to the standby purchase agreements, Petrobras will agree, from time to time upon the receipt of notice from the trustee that PIFCo has failed to make the required payments under a series of debt securities and the PIFCo indenture, to purchase your claims against PIFCo, whether those claims are for principal, interest or any other amounts. The purchase price to be paid by us will be an amount equal to the amount of those claims plus interest thereon from the date PIFCo was otherwise obligated to make its payments under the PIFCo indenture to the date Petrobras actually makes payment under the standby purchase agreement. Petrobras will be obligated to make the payments by the expiration of any applicable grace periods under the PIFCo indenture. Petrobras may defer its obligation under the standby purchase agreement to make payments under certain circumstances described in the applicable prospectus supplement.

    The description in the prospectus supplement will not necessarily be complete and reference will be made to the standby purchase agreement. Certain U.S. federal and Brazilian income tax considerations applicable to the holders of PIFCo debt securities that benefit from a standby purchase agreement delivered by Petrobras will also be discussed in the applicable prospectus supplement.

                         DESCRIPTION OF THE GUARANTEES

    The following description of the terms and provisions of the guarantees summarizes the general terms that will apply to each guarantee that we deliver in connection with an issuance of debt securities by PIFCo. When PIFCo sells a series of its debt securities, Petrobras may, in limited circumstances, execute and deliver a guarantee of that series of debt securities under a guarantee agreement for the benefit of the holders of that series of debt securities.

    Pursuant to any guarantee, Petrobras will agree, from time to time upon the receipt of notice from the trustee that PIFCo has failed to make the required payments under a series of debt securities and the PIFCo indenture, to indemnify you for unpaid claims against PIFCo, whether those claims are in respect of principal, interest or any other amounts. The amount to be paid by Petrobras under the guarantee will be an amount equal to the amount of those claims plus interest thereon from the date PIFCo was otherwise obligated to make its payments under the PIFCo indenture to the date Petrobras actually makes payment under the guarantee. Petrobras will be obligated to make these payments by the expiration of any applicable grace periods under the PIFCo indenture. Petrobras may defer its obligation under the guarantee to make payments under certain circumstances described in the applicable prospectus supplement.

    Only one guarantee will be issued by Petrobras in connection with the issuance of a series of debt securities by PIFCo. Each guarantee agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, JPMorgan Chase Bank will act as guarantee trustee under each guarantee agreement.

    The description in the prospectus supplement will not necessarily be complete, and reference will be made to the guarantee agreement. Certain U.S. federal and Brazilian income tax considerations applicable to the holders of PIFCo debt securities guaranteed by Petrobras will also be discussed in the applicable prospectus supplement.

                  DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

General

    Citibank, NA. has agreed to act as the depositary for the American depositary shares. Citibank's depositary offices are located at 111 Wall Street, New York, New York 10005. American depositary shares are frequently referred to as ADSs and represent ownership interests in securities that are on deposit with the depositary. ADSs are normally represented by certificates that are commonly known as American depositary receipts or ADRs. The depositary has appointed a custodian to safekeep the securities on deposit. In this case, the custodian is Camara de Liquidacao e Custodia do Rio do Janeiro, located at Praca XV de Novembro, 20-7th floor--Rio de Janeiro--RJ 20010-010, Brazil.

    Petrobras appointed Citibank as depositary under the terms of a deposit agreement for the common shares, dated July 14, 2000. Petrobras appointed Citibank as depositary under the terms of an amended and restated deposit agreement for the preferred shares, dated February 21, 2001, as amended by Amendment No. 1, dated March 23, 2001, to the amended and restated deposit agreement. A copy of each of these agreements is on file with the Securities and Exchange Commission under cover of a registration statement on Form F-6. You may obtain a copy of each such agreement from the Securities and Exchange Commission's Public Reference Room. See "Where You Can Find Additional Information." Please refer to Registration Number 333-12298 for the common shares deposit agreement; to Registration Number 333-13168 for the amended and restated deposit agreement; and to Registration Number 333-13660 for Amendment No. 1 to the amended and restated deposit agreement, when retrieving your copy.

    Petrobras is providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Your rights and obligations as an owner of ADSs will be determined by reference to the terms of the applicable deposit agreement and not by this summary. This summary is not intended as a substitute for the applicable deposit agreement. Petrobras urges you to review the applicable deposit agreement in its entirety.

    Each ADS represents one of Petrobras' preferred shares or common shares on deposit with the custodian. An ADS will also represent any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations.

    If you become an owner of ADSs, you will become a party to the applicable deposit agreement and therefore will be bound by its terms and to the terms of the ADR that represents your ADSs. The applicable deposit agreement and the ADR specify Petrobras' rights and obligations as well as your rights and obligations and those of the depositary. As an ADS holder you have agreed to appoint the depositary to act on your behalf in certain circumstances. The deposit agreements and the ADRs are governed by New York law. However, Petrobras' obligations to the holders of the preferred shares and common shares will continue to be governed by the laws of Brazil, which may be different from the laws in the United States.

    As an owner of ADSs, your ADSs may be represented either by an ADR registered in your name or through a brokerage or safekeeping account. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as an ADS owner. Please consult with your broker or bank to determine what those procedures are. This summary description assumes you have opted to own the ADSs directly by means of an ADR registered in your name and, as such, Petrobras will refer to you as the "holder." When Petrobras refers to "you," Petrobras assumes the reader owns ADSs and will own ADSs at the relevant time.

Dividends and Distributions

    As a holder, you will generally have the right to receive the distributions Petrobras makes on the securities deposited with the custodian bank. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. You will receive distributions under the terms of the applicable deposit agreement in proportion to the number of ADSs held as of a specified record date.

    Distributions of Cash. Whenever Petrobras makes a cash distribution for the securities on deposit with the custodian, it will notify the depositary. Upon receipt of that notice the depositary will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to Brazilian laws and regulations.

    The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will reduce the distribution of cash to holders by applicable fees, expenses, taxes and governmental charges payable by holders under the terms of the applicable deposit agreement. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

    Distributions of Shares. Whenever Petrobras makes a distribution consisting of a dividend and a free distribution of preferred shares or common shares on securities on deposit with the custodian, it will notify the depositary and deposit the applicable number of preferred shares or common shares with the custodian. Upon receipt of notice of such deposit the depositary will either distribute to holders new ADSs representing the aggregate preferred shares or common shares deposited or modify the ratio of ADSs to preferred shares or common shares, in which case each ADS you already hold will represent rights and interests in the additional preferred shares or common shares deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of the sale will be distributed to holders as in the case of a cash distribution described above.

    The distribution of new ADSs or the modification of the ADS-to-share ratio upon a distribution of preferred shares or common shares will be reduced by applicable fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay the taxes or governmental charges, the depositary may sell all or a portion of the new preferred shares or common shares so distributed.

    No distribution of new ADSs as described above will be made if it would violate the U.S. securities laws, or any other law, or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it will use its best efforts to sell the preferred shares or common shares received and will distribute the proceeds of the sale as in the case of a distribution of cash.

    Distributions of Rights. If Petrobras distributes rights to subscribe for additional preferred shares or common shares, it will give at least 60 days prior notice to the depositary and it will assist the depositary in determining whether it is lawful and reasonably practicable to make these additional rights available to holders.

    The depositary will establish procedures for the distribution of rights to purchase additional ADSs to holders and to enable holders to exercise rights when lawful and reasonably practicable. You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your right. The depositary is not obligated to make available to holders of rights a method to exercise rights to subscribe to preferred shares or common shares directly rather than American depositary shares.

    The depositary will not distribute rights to you if:

   . Petrobras does not timely request that the rights be distributed to you or it requests that the rights not be distributed to you; or

   .   Petrobras fails to deliver satisfactory documents to the depositary; or

   .   it is not reasonably practicable to distribute the rights.

    The depositary will sell rights that are not exercised or distributed if the sale is lawful and reasonably practicable. The proceeds of the sale will be distributed to holders as in the case of a cash distribution described above. If the depositary is unable to sell the rights, it will allow the rights to lapse.

    Elective Distribution. If Petrobras distributes a dividend payable at the election of shareholders either in cash or in additional shares, it will give prior notice to the depositary and it will indicate whether it wishes the elective distribution to be made available to you. In this case, Petrobras will assist the depositary in determining whether the distribution is lawful and reasonably practicable.

    The depositary will make the election available to you only if it is reasonably practical and if Petrobras has provided all of the documentation contemplated in the applicable deposit agreement. In this case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case, as described in the applicable deposit agreement.

    If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in Brazil would receive upon failing to make an election, as described more fully in the applicable deposit agreement.

    Other Distributions. If Petrobras distributes property other than cash, preferred shares, rights to purchase preferred shares, common shares or rights to purchase additional common shares, it will notify the depositary in advance and will indicate whether it wishes the distribution to be made to you. If so, Petrobras will assist the depositary in determining whether the distribution to holders is lawful and reasonably practicable.

    If it is reasonably practicable to distribute the property to you and if Petrobras provides all of the documentation contemplated in the applicable deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

    The distribution will be reduced by any applicable fees, expenses, taxes and governmental charges payable by holders under the terms of the applicable deposit agreement. In order to pay the taxes and governmental charges, the depositary may sell all or a portion of the property received.

    The depositary will not distribute the property to you and will sell the property if:

   . Petrobras does not request that the property be distributed to you or if it asks that the property not be distributed to you; or

   .   Petrobras does not deliver satisfactory documents to the depositary; or

   . the depositary determines that all or a portion of the distribution to you is not reasonably practicable.

    The proceeds of the sale will be distributed to holders as in the case of a cash distribution as described above.

Redemption

    If Petrobras decides to redeem any of the securities on deposit with the custodian, it will notify the depositary at least 60 days prior to the date of redemption. If it is reasonably practicable and if Petrobras provides all of the documentation contemplated in the applicable deposit agreement, the depositary will provide the holder with notice of the proposed redemption.

    The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. After the redemption has taken place, the depositary will convert, transfer and distribute the proceeds, reduced by any applicable fees, expenses, taxes and other government charges. The depositary will then retire the ADSs and cancel the ADRs. If less than all of the outstanding ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the depositary.

Changes Affecting the Preferred Shares and Common Shares

    The preferred shares or common shares held on deposit for your ADSs may be affected by changes from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such preferred shares or common shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

    If a change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the preferred shares or common shares, as applicable, held on deposit. The depositary may in those circumstances deliver new ADSs to you or call for the exchange of your existing ADSs for new ADSs. If the depositary may not lawfully distribute such property to you, the depositary may sell the property and distribute the net proceeds to you as in the case of a cash distribution as described above.

Issuance of ADSs upon Deposit of Preferred Shares or Common Shares

    The depositary may create ADSs on your behalf if you or your broker deposits preferred shares or common shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the preferred shares or common shares, as applicable, to the custodian. Your ability to deposit preferred shares or common shares and receive ADSs may be limited by U.S. and Brazilian legal considerations applicable at the time of deposit.

    The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the preferred shares or common shares, as applicable, have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

    When you make a deposit of preferred shares or common shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

   . the preferred shares or common shares, as applicable, are duly authorized, validly issued, fully paid, non-assessable and legally obtained;

   . all preemptive (and similar) rights, if any, with respect to the preferred shares or common shares, as applicable, have been validly waived or exercised;

   . you are duly authorized to deposit the preferred shares or common shares, as applicable;

   . the preferred shares or common shares, as applicable, presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, "restricted securities" (as defined in the deposit agreement); and

   . the preferred shares or common shares, as applicable, presented for deposit have not been stripped of any rights or entitlements.

    If any of the representations or warranties, are incorrect in any way, Petrobras and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Withdrawal of Shares Upon Cancellation of ADSs

    As a holder, you will be entitled to present your ADSs to the depositary, at the custodian's offices, for cancellation and receive the corresponding number of underlying preferred shares or common shares, as applicable. Your ability to withdraw the preferred shares or common shares, as applicable, may be limited by U.S. and Brazilian law applicable at the time of withdrawal. In order to withdraw the preferred shares or common shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the preferred shares or common shares being withdrawn. You assume the risk of delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the applicable deposit agreement.

    If you hold an ADR registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the preferred shares or common shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. The depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

    You will have the right to withdraw the securities represented by your ADSs at any time unless any of these conditions exist:

   . delays that may arise out of temporary closing of transfer books of the preferred shares or common shares, as applicable, or ADSs, or temporary suspension of transferability of preferred shares or common shares, as applicable, are immobilized due to a shareholders' meeting or a payment of dividends;

   .   unsatisfied obligations to pay fees, taxes and similar charges; or

   . restrictions imposed by laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

    The applicable deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

    According to Petrobras' charter, preferred shares do not entitle the holder to vote except as provided by Brazilian law upon default in the payment of dividends for three consecutive years. A holder of an ADS representing a common share will generally have the right under the applicable deposit agreement to instruct the depositary to exercise the voting rights for the common shares represented by your ADSs. The voting rights of holders of preferred shares and common shares are described in "Item 10. Memorandum and Articles of Association of Incorporation--Voting Rights" in the annual report on Form 20-F of Petrobras for the year ended December 31, 2001, which is incorporated by reference in this prospectus.

    At Petrobras' request, the depositary will distribute to you any notice of shareholders' meeting received from Petrobras, together with information explaining how to instruct the depositary to exercise your voting rights on the securities represented by ADSs.

    If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities represented by the holder's ADSs in accordance with the voting instructions. If voting instructions are not timely received by the depositary, the holder will be deemed to have given a discretionary proxy to a person designated by Petrobras to vote your shares.

    The ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. Petrobras cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.

Fees and Charges

    As an ADS holder, you will be required to pay the following service fees to the depositary:

                 Service Fees                                      Fees
                 ------------                                      ----
Issuance of ADS............................... Up to U.S.$5.00 per 100 ADSs issued

Cancellation of ADS........................... Up to U.S.$5.00 per 100 ADSs canceled

Exercise of rights to purchase additional ADSs Up to U.S.$5.00 per 100 ADSs issued

Distribution of cash dividends................ No fee (so long as prohibited by NYSE)

Distribution of ADSs in connection with stock
  dividends or other free stock distributions. No fee (so long as prohibited by NYSE)

Distribution of cash.......................... Up to U.S.$2.00 per 100 ADSs held (i.e., upon sale of rights or other entitlements)

    As an ADS holder you will also be responsible for paying some of the fees and expenses incurred by the depositary and certain taxes and governmental charges, including:

   . fees and expenses as are incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to preferred shares or common shares, ADSs and ADRs;

   .   expenses incurred in converting foreign currency into U.S. dollars;

   . cable, telex and fax transmissions and delivery expenses, as expressly provided for in the applicable deposit agreement; and

   . taxes and duties upon the transfer of securities (i.e., when preferred shares or common shares are deposited or withdrawn from deposit).

    Petrobras has agreed to pay certain other charges and expenses of the depositary, however, it will not pay or be liable for fees or related charges with respect to shares or ADSs. The fees and charges you may be required to pay may vary over time and may be changed by Petrobras and by the depositary. You will receive prior notice of any changes in the amount you may be required to pay.

Amendments and Termination

    Petrobras may agree with the depositary to modify any applicable deposit agreement at any time without your consent. Any amendment which will increase any fees or charges or which will otherwise materially prejudice an existing right you may have will not become effective until 30 days after notice of the amendment is given to the holders. Petrobras will not deem any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act of 1933 or to be traded solely in electronic book-entry form, and which do not impose or increase the fees and charges you are required to pay, to be materially prejudicial to your substantive rights. In addition, Petrobras may not be able to provide you with prior notice of any modifications or supplements that are required to comply with applicable provisions of law.

    You will be bound by the modifications to the applicable deposit agreement if you continue to hold your ADSs after the modifications to the applicable deposit agreement become effective. Except as permitted by law, the applicable deposit agreement cannot be amended so as to prevent you from withdrawing the preferred shares or common shares represented by your ADSs.

    Petrobras has the right to direct the depositary to terminate the applicable deposit agreement. Similarly, the depositary may terminate the applicable deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination.

    For a period of six months after termination of the applicable deposit agreement, you will be able to request the cancellation of your ADSs and the withdrawal of the preferred shares or common shares represented by your ADSs and the delivery of all other property held by the depositary in respect of those preferred shares or common shares on the same terms as prior to the termination. During this six month period, the depositary will continue to collect all distributions received on the preferred shares or common shares on deposit but will not distribute anything to you until you request the cancellation of your ADSs.

    After the expiration of the six month period, the depositary may sell the securities held on deposit. The depositary will hold the proceeds from the sale and any other cash then held for the holders of ADSs in a non-interest bearing, unsegregated account. After making the sale, the depositary will have no further obligations to holders under the applicable deposit agreement, other than to account for the net proceeds and other cash then held for the holders of ADSs still outstanding.

Books of Depositary

    The depositary will maintain ADS holder records at its depositary office. You may inspect these records at its office during regular business hours; provided, however, that the inspection will not be carried out for the purpose of communicating with holders of ADRs in the interest of a business or object other than Petrobras' business or other than a matter related to the applicable deposit agreement or ADRs.

    The depositary will maintain an office and facilities in New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

    The deposit agreements limit Petrobras' obligations and the depositary's obligations to you as follows:

   . Petrobras and the depositary are obligated to take only the actions specifically stated in the applicable deposit agreement without negligence or bad faith;

   . the depositary will not be liable for any failure to carry out voting instructions, for the manner in which any vote is cast or for the effect of any vote, provided that the depositary acts in good faith and in accordance with the terms of the applicable deposit agreement;

   . the depositary will not be liable for any failure by it to determine that any distribution or action may be reasonably practicable, for the content of any information submitted by Petrobras for distribution to holders (or for any translation of a distribution), for any investment risk associated with an investment in the common shares, for the validity of the preferred shares or common shares or from any tax consequences that result from ownership of the ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the applicable deposit agreement, for the timeliness of any of our notices or for our failure to give notice;

   . Petrobras and the depositary will not be obligated to perform any act that is inconsistent with the terms of the applicable deposit agreement;

   . Petrobras and the depositary disclaim any liability if either of them is prevented or forbidden from acting on account of any law or regulation, any provision of either of their charters, any provision of any securities on deposit or by reason of any act of God or war or other circumstances beyond either of their control;

   . Petrobras and the depositary disclaim any liability by reason of any exercise of or failure to exercise, any discretion granted by the deposit agreements or in either of their charters or in any provisions of securities on deposit;

   . Petrobras and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting preferred shares or common shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of Petrobras and the depositary in good faith to be competent to give such advice or information;

   . Petrobras and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit which is made available to holders of preferred shares or common shares but is not, under the terms of the applicable deposit agreement, made available to you; and

   . Petrobras and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

Pre-Release Transactions

    The depositary may, in some circumstances, issue ADSs before receiving a deposit of preferred shares or common shares or release preferred shares or common shares before receiving ADSs. These transactions are commonly referred to as "pre-release transactions". The deposit agreements limit the aggregate size of pre-release transactions and impose a number of conditions on these types of transactions such as:

   .   the need to receive collateral;

   .   the type of collateral required; and

   .   the representations required from brokers.

    The depositary may retain for its own account the compensation received from the pre-release transactions.

    You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. Petrobras, the depositary, and the custodian may deduct the taxes and governmental charges payable by holders from any distribution and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

    The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and other information as the depositary and the custodian may require to fulfill their legal obligations. Under the applicable deposit agreement, you will be required to indemnify Petrobras, the depositary, and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

    The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if the conversion can be performed on a practicable basis or by sale, and it will distribute the U.S. dollars in accordance with the terms of the applicable deposit agreement. You may have to pay any fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

    If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

   . convert (or cause the custodian to convert) the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;

   . distribute the foreign currency to holders for whom the distribution is lawful and practical; or

   . hold the foreign currency (without liability for interest) for the accounts of the holders entitled to receive the foreign currency.

                             PLAN OF DISTRIBUTION

                    Initial Offering and Sale of Securities

    We may sell the securities from time to time in their initial offering as follows:

   .   through agents;

   .   to dealers or underwriters for resale;

   .   directly to purchasers; or

   .   through a combination of any of these methods of sale.

    In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

    The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

   .   at a fixed price or prices, which may be changed;

   .   at market prices prevailing at the time of sale;

   .   at prices related to prevailing market prices; or

   .   at negotiated prices.

    We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933.

    From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, may then resell those securities to the public.

    We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

    If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

    We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers' obligations, and will include any required information about commissions we may pay for soliciting these contracts.

    Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933.

    Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. No assurance can be given as to the liquidity or trading market for any of the securities.

     DIFFICULTIES OF ENFORCING CIVIL LIABILITIES AGAINST NON-U.S. PERSONS

                                   Petrobras

    Petrobras is a sociedade de economia mista (mixed-capital company), a public sector company with some private sector ownership, established under the laws of Brazil. All of its executive officers and directors and certain advisors named herein reside in Brazil. In addition, substantially all of its assets and those of its executive officers, directors and certain advisors named herein are located in Brazil. As a result, it may not be possible for investors to effect service of process upon Petrobras or its executive officers, directors and advisors named herein within the United States or other jurisdictions outside Brazil or to enforce against Petrobras or its executive officers, directors and advisers named herein judgments obtained in the United States or other jurisdictions outside Brazil.

    Souza, Cescon Avedissian, Barrieu e Flesch--Advogados, Petrobras' special Brazilian counsel, has advised Petrobras that, subject to the requirements described below, judgments of United States courts for civil liabilities based upon the United States federal securities laws may be enforced in Brazil. A judgment against Petrobras or the other persons described above obtained outside Brazil would be enforceable in Brazil, without reconsideration of the merits, only if the judgment satisfies certain requirements and receives confirmation from the Federal Supreme Court of Brazil. The foreign judgment will only be confirmed if:

   . it fulfills all formalities required for its enforceability under the laws of the country where the foreign judgment is granted;

   .   it is for the payment of a sum certain of money;

   . it was issued by a competent court in the jurisdiction where the judgment was awarded after service of process was properly made in accordance with applicable law;

   .   it is not subject to appeal;

   . it is authenticated by a Brazilian consular office in the country where it was issued, and is accompanied by a sworn translation into Portuguese; and

   . it is not contrary to Brazilian national sovereignty, public policy or good morals.

    Notwithstanding the foregoing, no assurance can be given that such confirmation would be obtained, that the process described above could be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment for violation of the U.S. securities laws with respect to any securities issued by Petrobras.

    Souza, Cescon Avedissian, Barrieu e Flesch--Advogados has also advised Petrobras that:

   . original actions based on the U.S. federal securities laws may be brought in Brazilian courts and that, subject to Brazilian public policy and national sovereignty, Brazilian courts may enforce liabilities in such actions against Petrobras, certain of its directors and officers and the advisors named herein;

   . if an investor resides outside Brazil and owns no real property in Brazil, he or she must provide a bond sufficient to guarantee court costs and legal fees, including the defendant's attorneys' fees, as determined by the Brazilian court, in connection with litigation in Brazil, except in the case of the enforcement of a foreign judgment which has been confirmed by the Brazilian Federal Supreme Court;

   . Brazilian law limits an investor's ability as a judgment creditor of Petrobras to satisfy a judgment against Petrobras by attaching certain of its assets;

   . according to recent changes to the Brazilian Corporate Law, mixed-capital companies such as Petrobras, are no longer protected from bankruptcy proceedings and its controlling shareholder, the federal government of Brazil, is no longer contingently liable for Petrobras' obligations; and

   . certain of Petrobras' exploration and production assets may be subject to reversion to the Brazilian government under Petrobras' concession agreements. Such assets, under certain circumstances, may not be subject to attachment or execution.

                                     PIFCo

    PIFCo is duly incorporated as an exempt limited liability company under the laws of the Cayman Islands. All of the directors and officers of PIFCo reside in Brazil. All or a substantial portion of the assets of PIFCo and of such directors and officers are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon PIFCo or such persons or to enforce, in the United States courts, judgment against PIFCo or such persons or judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States.

    PIFCo has been advised by its Cayman Islands counsel, Walkers, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York, the courts of the Cayman Islands will, based on the principal that a judgment by a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given, recognize and enforce a foreign judgment of a court having jurisdiction over the defendant according to Cayman Islands conflict of law rules, if such judgment is final, for a liquidated sum not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matters and was not obtained in a manner, and is not of a kind the enforcement of which is, contrary to natural justice, statute or the public policy of the Cayman Islands. There is doubt, however, as to whether the courts of the Cayman Islands will (i) recognise or enforce judgments of United States courts predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (ii) in original actions brought in the Cayman Islands, impose liabilities upon the civil liability provisions of the securities laws of the United States or any state thereof, on the grounds that such provisions are penal in nature.

    A Cayman Islands' court may stay proceedings if concurrent proceedings are being brought elsewhere.

                            INDEPENDENT ACCOUNTANTS

    The consolidated financial statements incorporated in this prospectus by reference to the annual reports on Forms 20-F for Petrobras and PIFCo for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    With respect to the unaudited consolidated financial information of Petrobras for the three-month periods ended March 31, 2002 and 2001, incorporated by reference in this Registration Statement on Form F-3, PricewaterhouseCoopers Auditores Independentes reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 6, 2002, incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers Auditores Independentes is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers Auditores Independentes within the meaning of Sections 7 and 11 of the Act.

                                    EXPERTS

    The summary reports of DeGolyer and MacNaughton and of Gaffney, Cline and Associates, independent petroleum engineering consultants, which are referenced in this prospectus, have been referenced in this prospectus in reliance upon the authority of the firms as experts in estimating proved oil and gas reserves.

                                 LEGAL MATTERS

    Souza, Cescon Avedissian, Barrieu e Flesch--Advogados, special Brazilian counsel to Petrobras, will pass upon the validity of the debt securities, warrants, preferred shares, common shares, mandatory convertible securities, guarantees and standby purchase agreements for Petrobras as to certain matters of Brazilian law. Walkers, special Cayman Islands counsel to PIFCo, will pass upon the validity of the debt securities issued by PIFCo as to certain matters of Cayman Islands law. The validity of the debt securities and debt warrants will be passed upon by Cleary, Gottlieb, Steen & Hamilton or any other law firm named in the applicable prospectus supplement as to certain matters of New York law. A law firm named in the applicable prospectus supplement will pass upon the validity of the debt securities and debt warrants for any underwriters or agents as to certain matters of New York law. A law firm named in the applicable prospectus supplement will pass upon the validity of the debt securities, warrants, preferred shares, common shares, mandatory convertible securities, guarantees and standby purchase agreements for the underwriters as to certain matters of Brazilian law.

                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed a registration statement with the SEC on Form F-3 under the Securities Act of 1933 relating to the securities offered by this prospectus. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement. For more information with respect to our company and the securities offered by this prospectus, you should refer to the registration statement and to the exhibits filed with it. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete, and, where the contract or other document is an exhibit to the registration statement or incorporated or deemed to be incorporated by reference, each of these statements is qualified in all respects by the provisions of the actual contract or other document.

    You may review a copy of the registration statement without charge, and copies of all or any portion of the registration statement can be obtained at the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Although we do not currently file reports electronically with the SEC, we may do so in the future. If we file reports electronically with the SEC in the future, the filings will be available to you over the Internet at the SEC website at http://www.sec.gov.

    We are currently subject to the information requirements of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act, applicable to a foreign private issuer, and accordingly file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. These reports and other information filed can be inspected at, and subject to the payment of any required fees, copies may be obtained from, the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington D.C. 20549. These reports and other information may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders will be exempt from the reporting and "shortswing" profit recovery provisions under the Exchange Act. The rules of the New York Stock Exchange may require us to solicit proxies from our shareholders under some circumstances.

    Our preferred shares and common shares, each represented by ADSs, are listed on the New York Stock Exchange under the symbols "PBRA" and "PBR", respectively. Additional information concerning us and our securities may be available through the New York Stock Exchange.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    We are incorporating by reference the following documents that we have filed with the SEC:

    (1) the Petrobras Annual Report on Form 20-F for the year ended December 31, 2001, filed with the SEC on July 1, 2002;

    (2) the Petrobras Quarterly Report on Form 6-K for the month of July 2002, filed with the SEC on July 1, 2002;

    (3) the PIFCo Annual Report on Form 20-F for the year ended December 31, 2001, filed with the SEC on July 1, 2002; and

    (4) any future filings on Form 20-F made with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus, and any future filings on Form 6-K during such period that are identified in such forms as being incorporated into this prospectus.

    Information that we file later with the SEC will automatically update and supersede this information. This means that you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded.

    Documents incorporated by reference in this registration statement are available without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference in this document. Each person to whom this prospectus is delivered may obtain documents incorporated by reference into this document by requesting them either in writing or orally, by telephone or by e-mail from us at the following address:

    Luciana Bastos de Freitas Rachid
    Executive Manager, Investor Relations
    Petroleo Brasileiro S.A.--Petrobras
    Avenida Republica do Chile, 65
    20035-900--Rio de Janeiro--RJ, Brazil
    Telephone: (55-21) 2534 4477
    Email: petroinvest@petrobras.com.br

================================================================================

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                                 -------------

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----
About This Prospectus.....................................................   1
Forward-Looking Statements................................................   1
Petrobras and PIFCo.......................................................   3
Recent Developments.......................................................   5
Ratio of Earnings to Fixed Charges and Preferred Dividends................   7
Use of Proceeds...........................................................   8
The Securities............................................................   9
Legal Ownership...........................................................   9
Description of Debt Securities............................................  12
Description of Mandatory Convertible Securities...........................  26
Description of Warrants...................................................  27
Description of the Standby Purchase Agreements............................  34
Description of the Guarantees.............................................  35
Description of American Depositary Receipts...............................  36
Plan of Distribution......................................................  45
Difficulties of Enforcing Civil Liabilities Against Non-U.S. Persons......  47
Independent Accountants...................................................  49
Experts...................................................................  49
Legal Matters.............................................................  49
Where You Can Find More Information.......................................  50
Incorporation of Certain Documents by Reference...........................  50


================================================================================

                          Petroleo Brasileiro S.A. --
                                   PETROBRAS

                               Debt Securities,
                                   Warrants,
                               Preferred Shares,
          Preferred Shares Represented by American Depositary Shares,
                                Common Shares,
           Common Shares Represented by American Depositary Shares,
                       Mandatory Convertible Securities,
                                Guarantees and
                          Standby Purchase Agreements

                    Petrobras International Finance Company

                        Debt Securities Accompanied by
                                Guarantees and
                          Standby Purchase Agreements

                                 -------------
                                  PROSPECTUS
                                 -------------

================================================================================

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

    Our by-laws require us to defend our senior management in administrative and legal proceedings and to maintain insurance coverage to protect senior management from liability arising from the performance of senior manager's functions. The policy reimburses losses and expenses incurred by us due to wrongful acts of our directors and officers, such as breach of duty, neglect, error, misstatement, misleading statements, omission or acts by our directors and officers in the performance of their position, or any matter claimed against them solely by reason of their functions or positions, including the purchase or sale of our securities. Coverage includes the advancement of defense costs.

Item 9.  Exhibits

Exhibit
Number  Description
------  -----------
 1.1    Form of Underwriting Agreement for Debt Securities.*

 1.2    Form of Underwriting Agreement for Warrants.*

 1.3    Form of Underwriting Agreement for Preferred Shares, Common Shares and Mandatory
        Convertible Securities.*

 4.1    Deposit Agreement, dated as of July 14, 2000, among Petrobras, Citibank N.A., as depositary, and registered holders and beneficial owners from time to time of the American depositary shares, representing the common shares of Petrobras (incorporated by reference to Petrobras' registration statement on Form F-1 (File No. 333-12298)).

 4.2    Amended and Restated Deposit Agreement, dated as of February 21, 2001, among
        Petrobras, Citibank N.A., as depositary, and the registered holders and beneficial owners from time to time of the American depositary shares, representing the preferred shares of
        Petrobras (incorporated by reference to Petrobras' registration statement on Form F-1
        (File No. 333-13660)).

 4.3    Amendment No. 1, dated as of March 23, 2001, to the Amended and Restated Deposit
        Agreement, dated as of February 21, 2001, among Petrobras, Citibank N.A., as depositary, and the registered holders and beneficial owners from time to time of the American depositary shares representing the preferred shares of Petrobras (incorporated by reference to the Petrobras' registration statement on Form F-1 (File No. 333-13660)).

 4.4    Indenture, dated as of  July 19, 2002, between Petrobras and JPMorgan Chase Bank.+

 4.5    Indenture, dated as of  July 19, 2002, between PIFCo and JPMorgan Chase Bank.+

 4.6    Form of Debt Security (included in Exhibits 4.4 and 4.5).+

 4.7    Form of Mandatory Convertible Security.*

 4.8    Amended By-laws of Petrobras (together with an English translation) (incorporated by reference to Exhibit 1(a) of the Petrobras annual report on Form 20-F, File No. 1-15106, for the fiscal year ended December 31, 2001).

 4.9    Memorandum and Articles of Association of PIFCo (incorporated by reference to Exhibit 1 of the PIFCo annual report on Form 20-F, File No. 1-15106, for the fiscal year ended
        December 31, 2001).

 4.10   Form of Debt Warrant Agreement between Petrobras and the Debt Warrant Agent, including a form of Debt Warrant Certificate.*

 4.11   Form of Equity Warrant Agreement between Petrobras and the Equity Warrant Agent, including a form of Equity Warrant Certificate.*

 5.1    Opinion of Souza, Cescon Avedissian, Barrieu e Flesch--Advogados, with respect to the validity of the debt securities, warrants, preferred shares, common shares, mandatory convertible securities, guarantees and standby purchase agreements.+

Exhibit
Number  Description
------  -----------
 5.2    Opinion of Walkers, with respect to the validity of the debt securities of PIFCo.+

 5.3    Opinion of Cleary, Gottlieb, Steen & Hamilton, with respect to the validity of the debt securities and warrants.+

 12.1   Statement as to Computation of Ratio to Earnings to Fixed Charges and Preferred
        Dividends of Petrobras.+

 12.2   Statement as to Computation of Ratio of Earnings to Fixed Charges of PIFCo.+

 15.1   Letter of PricewaterhouseCoopers Auditores Independentes concerning unaudited interim financial information of Petrobras.+

 23.1   Consents of PricewaterhouseCoopers Auditores Independentes.

 23.2   Consent of Souza, Cescon Avedissian, Barrieu e Flesch--Advogados (included in
        Exhibit 5.1).+

 23.3   Consent of Walkers (included in Exhibit 5.2).+

 23.4   Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 5.3).+

 23.5   Consent of DeGolyer and MacNaughton (incorporated by reference to Exhibit 10(a) of the
        Petrobras annual report on Form 20-F, File No. 1-15106, for the fiscal year ended
        December 31, 2001).

 23.6   Consent of Gaffney, Cline and Associates (incorporated by reference to Exhibit 10(a) of the
        Petrobras annual report on Form 20-F, File No. 1-15106, for the fiscal year ended
        December 31, 2001).

 24.1   Power of Attorney (contained on page II-4 of the original Registration Statement).+

 25.1   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase
        Bank with respect to Petrobras indenture.+

 25.2   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase
        Bank with respect to PIFCo indenture.+

--------
* To be filed by amendment or incorporated by reference. Petrobras and/or PIFCo will file as an Exhibit to a report on Form 6-K that is incorporated by reference into this registration statement any related form utilized in the future and not previously filed by means of an amendment or incorporated by reference.
+ Previously filed.

Item 10.  Undertakings

    The undersigned registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

        (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X promulgated by the Securities and Exchange Commission if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

    The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Petroleo Brasileiro S.A.--Petrobras certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 14, 2002 in the City of Rio de Janeiro, Brazil.


                               PETROLEO BRASILEIRO S.A--PETROBRAS

                               By:     /S/  JOAO PINHEIRO NOGUEIRA BATISTA
                                   --------------------------------------------
                                   Name: Joao Pinheiro Nogueira Batista
                                   Title:   Chief Financial Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities and on August 14, 2002.


                 Signature                             Title
                 ---------                             -----

                     *                  Chairman of the Board
    -----------------------------------
           Pedro Pullen Parente

                     *                  Director and Presiden
    -----------------------------------   (Principal Executive Officer)
       Francisco Roberto Andre Gros

    /S/  JOAO PINHEIRO NOGUEIRA BATISTA Chief Financial Officer (Principal
    -----------------------------------   Financial Officer)
      Joao Pinheiro Nogueira Batista

                     *                  Chief Accounting Officer (Principal
    -----------------------------------   Accounting Officer)
       Marcos Antonio Silva Menezes

                     *                  Director
    -----------------------------------
             Gerald Dinu Reiss

                     *                  Director
    -----------------------------------
    Zenildo Gonzaga Zoroastro De Lucena

                     *                  Director
    -----------------------------------
         Jorge Gerdau Johannpeter

                     *                  Director
    -----------------------------------
            Eleazar de Carvalho

                     *                  Director
    -----------------------------------
          Roberto Egydio Setubal

                     *                  Director
    -----------------------------------
       Claudio Luiz da Silva Haddad

               Signature                 Title
               ---------                 -----

                       *           Director
              --------------------
              Guilherme Gomes Dias

              /S/  THEODORE HELMS  Authorized U.S. Representative
              --------------------
                 Theodore Helms



*By: /S/  JOAO PINHEIRO NOGUEIRA BATISTA
     ---------------------------------------------------
     Name:  Joao Pinheiro Nogueira Batista
     Title: Chief Financial Officer (Principal Financial
            Officer) and Attorney-in-Fact

                                  SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Petrobras International Finance Company--PIFCo certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 14, 2002 in the City of Rio de Janeiro, Brazil.


                                          PETROBRAS INTERNATIONAL FINANCE
                                            COMPANY--PIFCo

                                       By: /S/  ALMIR GUILHERME BARBASSA
                                           -----------------------------------
                                           Name:  Almir Guilherme Barbassa
                                           Title: Chairman of the Board
                                                  Directors, PIFCo


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities and on August 14, 2002.


                Signature             Title
                ---------             -----

      /S/  ALMIR GUILHERME BARBASSA   Chairman of the Board Directors,
    ---------------------------------   PIFCo
        Almir Guilherme Barbassa

    /S/  CARLOS NEY MARTIN DE ANDRADE Director, PIFCo
    ---------------------------------
      Carlos Ney Martin de Andrade

      /S/  DANIEL LIMA DE OLIVEIRA    Financial Manager, PIFCo (Principal
    ---------------------------------   Financial Officer)
         Daniel Lima de Oliveira

    /S/  MARIANGELA MONTEIRO TIZATTO  Accounting Manager, PIFCo (Principal
    ---------------------------------   Accounting Officer)
       Mariangela Monteiro Tizatto

           /S/  THEODORE HELMS        Authorized U.S. Representative, PIFCo
    ---------------------------------
             Theodore Helms

                               INDEX TO EXHIBITS

Exhibit
Number  Description
------  -----------

 1.1    Form of Underwriting Agreement for Debt Securities.*

 1.2    Form of Underwriting Agreement for Warrants.*

 1.3    Form of Underwriting Agreement for Preferred Shares, Common Shares and Mandatory
        Convertible Securities.*

 4.1    Deposit Agreement, dated as of July 14, 2000, among Petrobras, Citibank N.A., as depositary, and registered holders and beneficial owners from time to time of the American depositary shares, representing the common shares of Petrobras (incorporated by reference to Petrobras' registration statement on Form F-1 (File No. 333-12298)).

 4.2    Amended and Restated Deposit Agreement, dated as of February 21, 2001, among
        Petrobras, Citibank N.A., as depositary, and the registered holders and beneficial owners from time to time of the American depositary shares, representing the preferred shares of
        Petrobras (incorporated by reference to Petrobras' registration statement on Form F-1 (File
        No. 333-13660)).

 4.3    Amendment No. 1, dated as of March 23, 2001, to the Amended and Restated Deposit
        Agreement, dated as of February 21, 2001, among Petrobras, Citibank N.A., as depositary, and the registered holders and beneficial owners from time to time of the American depositary shares representing the preferred shares of Petrobras (incorporated by reference to the
        Petrobras' registration statement on Form F-1 (File No. 333-13660)).

 4.4    Indenture, dated as of July 19, 2002, between Petrobras and JPMorgan Chase Bank+.

 4.5    Indenture, dated as of July 19, 2002, between PIFCo and JPMorgan Chase Bank.+

 4.6    Form of Debt Security (included in Exhibits 4.4 and 4.5).+

 4.7    Form of Mandatory Convertible Security.*

 4.8    Amended By-laws of Petrobras (together with an English translation) (incorporated by reference to Exhibit 1(a) of the Petrobras annual report on Form 20-F, File No. 1-15106, for the fiscal year ended December 31, 2001).

 4.9    Memorandum and Articles of Association of PIFCo (incorporated by reference to Exhibit 1 of the PIFCo annual report on Form 20-F, File No. 1-15106, for the fiscal year ended
        December 31, 2001).

4.10    Form of Debt Warrant Agreement between Petrobras and the Debt Warrant Agent, including a form of Debt Warrant Certificate.*

4.11    Form of Equity Warrant Agreement between Petrobras and the Equity Warrant Agent, including a form of Equity Warrant Certificate.*

 5.1    Opinion of Souza, Cescon Avedissian, Barrieu e Flesch--Advogados, with respect to the validity of the debt securities, warrants, preferred shares, common shares, mandatory convertible securities, guarantees and standby purchase agreements.+

 5.2    Opinion of Walkers, with respect to the validity of the debt securities of PIFCo.+

 5.3    Opinion of Cleary, Gottlieb, Steen & Hamilton, with respect to the validity of the debt securities and warrants.+

12.1    Statement as to Computation of Ratio to Earnings to Fixed Charges and Preferred Dividends
        of Petrobras.+

Exhibit
Number  Description
------  -----------

12.2    Statement as to Computation of Ratio of Earnings to Fixed Charges of PIFCo.+

15.1    Letter of PricewaterhouseCoopers Auditores Independentes concerning unaudited interim financial information of Petrobras.+

 23.1   Consents of PricewaterhouseCoopers Auditores Independentes.

 23.2   Consent of Souza, Cescon Avedissian, Barrieu e Flesch--Advogados (included in Exhibit
        5.1).+

 23.3   Consent of Walkers (included in Exhibit 5.2).+

 23.4   Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 5.3).+

 23.5   Consent of DeGolyer and MacNaughton (incorporated by reference to Exhibit 10(a) of the
        Petrobras annual report on Form 20-F, File No. 1-15106, for the fiscal year ended December
        31, 2001).

 23.6   Consent of Gaffney, Cline and Associates (incorporated by reference to Exhibit 10(a) of the
        Petrobras annual report on Form 20-F, File No. 1-15106, for the fiscal year ended December
        31, 2001).

 24.1   Power of Attorney (contained on page II-4 of the original Registration Statement).+

 25.1   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase
        Bank with respect to Petrobras indenture.+

 25.2   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase
        Bank with respect to PIFCo indenture.+

--------
* To be filed by amendment or incorporated by reference. Petrobras and/or PIFCo will file as an Exhibit to a report on Form 6-K that is incorporated by reference into this registration statement any related form utilized in the future and not previously filed by means of an amendment or incorporated by reference.
+ Previously filed.